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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 7, 2000, except as to Note 1 for which the date is June 1, 2000, relating to the consolidated financial statements of Visteon Corporation and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP


Detroit, MI
June 1, 2000